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                                 AMENDMENT NO. 5
                                       TO
                           PURCHASE AND SALE AGREEMENT


        This Amendment No. 5 is executed as of October 28, 1997, by and between PARKWAY CAPITAL, INC., a Washington corporation, or assigns ("Buyer"), and AMERICAN PROPERTIES INVESTMENTS, INC., a Washington corporation ("Seller"), with respect to that certain Real Estate Purchase and Sale Agreement and Joint Escrow Instructions between the parties dated as of August 5, 1997, as amended by Amendment No. 1 dated as of August 18, 1997, Amendment No. 2 dated as of September 30, 1997, Amendment No. 3 dated as of October 16, 1997, and Amendment No. 4 dated as of October 23, 1997 (collectively, the "Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

        The parties agree as follows:

        1. Waiver of Contingencies. Buyer confirms that Buyer has completed its inspection and review of the Property, is fully satisfied with the Property and has waived all contingencies with respect to the Property that Buyer is required to waive on or before the last day of the Review Period, including without limitation the Open Contingencies with respect to PUD Matters and Roof Warranties (as identified in Amendment No. 3), except for the Open Contingencies listed in Section 2 below.

        2. Extension of Review Period. Notwithstanding anything to the contrary in the Agreement (or any prior Amendment), the parties agree that Buyer's Review Period (as previously extended) is hereby extended to November 4, 1997, with respect to only the following Open Contingencies. Seller confirms that it will cooperate with Buyer as may be reasonably necessary (but at no expense to Seller) to assist Buyer in resolving these Open Contingencies prior to expiration of Buyer's Review Period (as extended herein).

               a. Title and Survey Matters. (i) The sewer easement that is the subject of Exception No. 9 to the Second Commitment dated July 29, 1997, under Order No. 526549.2 ("PR"), issued by Transnation Title Insurance Company, and Exception No. 3 of Supplemental No. 1 to the PR dated July 29, 1997 (as amended by Supplemental No. 2 dated October 21, 1997), and (ii) title, survey and UCC objections that Seller agreed to remove in its letter dated October 13, 1997.

               b. Environmental Matters. (i) The adequacy of the prior underground storage tank removal that was performed at the portion of the Property occupied by TOSCO Corporation, and (ii) the environmental condition of the portion of the Property occupied by In Kyu Kang and Kuy Ja Kang dba Sun Cleaners.

        3. Roof Warranties. Buyer agrees that Buyer's Review Period for the Open Contingency with respect to the roof warranties for the Property has expired. Nevertheless, Seller confirms that Seller will cooperate with Buyer to effect an assignment of the roof warranties held by Seller as of Closing, and Buyer confirms that any costs or expenses payable to third parties in connection with an assignment of the roof warranties, including without limitation, any inspection fees or costs and any recommended or required roof repairs, shall be the responsibility of Buyer. Buyer acknowledges that



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the roof warranty for the building occupied by Safeway, Inc. has been declared void by the roofing company, U.S. Intec, Inc. Seller agrees to send notice to Safeway, Inc. with respect to its obligation to repair the roof on the building it occupies.

        4. Closing Date. Although Buyer's Review Period has been extended as set forth in this Amendment No. 5, the parties agree that the Closing Date has not been extended, which the parties confirm will be November 17, 1997.

        5. Closing Conditions. By execution of this Amendment No. 5, Buyer does not waive its right to terminate the Agreement under Section 10.1 of the Agreement because of a failure of one of the Major Tenants to deliver an Estoppel Certificate on or before Closing, or any other condition to Closing that is not required under the terms of the Agreement to be waived prior to Closing.

        6. Scope of Amendment. Except as expressly amended herein, all of the terms and conditions of the Agreement (as previously amended) are incorporated herein by reference and remain in full force and effect.

        7. Counterparts. This document may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document, whether or not all parties execute each counterpart.

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 5 as of the date first written above.

BUYER:                                  SELLER:

PARKWAY CAPITAL, INC.,                  AMERICAN PROPERTIES INVESTMENTS, INC.,
a Washington corporation                a Washington corporation



By /s/ MICHAEL SANDORFFY                By /s/ RAYMOND J. WHITTY
   ------------------------------          -----------------------------------
   Michael Sandorffy                       Raymond J. Whitty
   Its President                           Its Treasurer